Exhibit 23

Consent of Ernst & Young LLP,
Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Form S-8 (No 333-205956) pertaining to the Second Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation

•
Form S-8 (No 333-171288) pertaining to the Amended and Restated Equity Incentive Plan of Booz Allen Hamilton Holding Corporation, Booz Allen Hamilton Holding Corporation Officers’ Rollover Stock Plan, and Booz Allen Hamilton Holding Corporation Employee Stock Purchase Plan

•	Form S-3 (No 333-214855) pertaining to the registration of shares of Class A Common Stock of Booz Allen Hamilton Holding Corporation

of our reports dated May 29, 2018, with respect to the consolidated financial statements of Booz Allen Hamilton Holding Corporation and the effectiveness of internal control over financial reporting of Booz Allen Hamilton Holding Corporation, included in this Annual Report (Form 10-K) of Booz Allen Hamilton Holding Corporation for the year ended March 31, 2018.

/s/ Ernst & Young LLP

Tysons, Virginia
May 29, 2018